EXHIBIT  10.42

                                VOTING AGREEMENT

         VOTING AGREEMENT ("Agreement") dated as of May __, 1996, by and between the undersigned stockholder (the "Stockholder") of NGC CORPORATION, a Delaware corporation ("NGC") and CHEVRON U.S.A. INC, a Pennsylvania corporation ("Chevron").

                               W I T N E S E T H:

         WHEREAS, contemporaneously with the delivery of this Agreement, NGC, Chevron and Midstream Combination Corp. ("Newco") are entering into that certain Combination Agreement and Plan of Merger dated as of May __, 1996 (the "Combination Agreement"), providing for, among other items, the merger of NGC with and into Newco (the "Merger");

         WHEREAS, Stockholder owns the number of shares of NGC Corporation Stock shown on Schedule I hereto (the "Shares");

         WHEREAS, in order to induce Chevron to enter into the Combination Agreement, Stockholder agrees to vote the Shares in favor of the proposed Merger and the transactions contemplated by the Combination Agreement, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of Chevron's entering into the Combination Agreement and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. VOTING. Stockholder hereby revokes any and all previous voting agreements and proxies granted with respect to the Shares which are inconsistent with this Agreement. Stockholder agrees to vote the Shares at any meeting or action by written consent at which a vote is taken or requested (i) in favor of the Merger pursuant to the Combination Agreement and the transactions contemplated thereby and (ii) in opposition to any proposal (other than pursuant to the Combination Agreement) for the amendment of NGC's Certificate of Incorporation or Bylaws or any merger, consolidation, sale, or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by NGC or sale of all or substantially all of the stock or assets of a subsidiary of NGC, in any case, other than as permitted or contemplated by the Combination Agreement (an "Other Proposal"). Upon the request of Chevron, Stockholder will execute a proxy, in favor of Chevron, to vote the Shares (i) in favor of the Merger pursuant to the Combination Agreement and the transactions contemplated thereby and (ii) in opposition

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to any Other Proposal. Any such proxy will be irrevocable for the term of this
Agreement and will be coupled with any interest.

         2. NO GRANT OF OTHER PROXIES. Except pursuant to this Agreement or as permitted or contemplated by the Combination Agreement, Stockholder shall not, without the prior written consent of Chevron, directly or indirectly grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of the Shares inconsistent with this Agreement.

         3.  MISCELLANEOUS.

         (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by an court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

         (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (d) SPECIFIC PERFORMANCE. The parties hereto acknowledge that Chevron will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Chevron upon any such violation, Chevron shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Chevron at law or in equity.

         (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telecopy, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

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         If to Chevron:

         Chevron U.S.A. Inc.
         1301 McKinney
         Houston, Texas 77010
         Attention:  Mr. David Stevenson
         Facsimile No.: (713) 754-5777

         With a copy to:

         Mr. Terry Michael Kee
         Pillsbury Madison & Sutro LLP
         235 Montgomery Street
         San Francisco, California  94104
         Facsimile No.: (415) 983-1200

         If to Stockholder, to the address set forth on Schedule I,

or to such other address any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         (f) GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

         (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

         (h) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (i) DEFINITIONS. All capitalized terms used herein shall have the meanings defined in the Combination Agreement, unless otherwise defined herein.

         (j) TERM AND EFFECT. The obligation of Stockholder under this Agreement shall terminate on the earliest of (i) the effective date of the Merger as provided in the Combination Agreement, (ii) the date of termination of the Combination Agreement in accordance with Article 13 thereof or (iii) December 31, 1996.

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         (k) COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

                                              CHEVRON U.S.A. INC.



                                              By

                                              Title





                                              Stockholder

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                                   Schedule I



NAME AND ADDRESS OF NGC STOCKHOLDER              NUMBER OF SHARES

BG Holdings, Inc.                                   38,623,211
1100 Louisiana
Suite 2500
Houston, Texas 77002

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The following agreements, in accordance with Instruction 2 of Item 601, are substantially identicl in all material respects to the agreement filed as
Exhibit 10.42 to the Registration Statement:

      1. Voting Agreement dated May 22, 1996 between Chevron U.S.A. Inc. and Nova Gas Services (U.S.) Inc.
      2. Voting Agreement dated May 22, 1996 between Chevron U.S.A. Inc. and C.L. Watson.
      3. Voting Agreement dated May 22, 1996 between Chevron U.S.A. Inc. and Stephen W. Bergstrom.
      4.    Voting Agreement dated May 22, 1996 between Chevron U.S.A. Inc. and
            H. Keith Kaelber.
      5. Voting Agreement dated May 22, 1996 between Chevron U.S.A. Inc. and Kenneth E. Randolph.
      6. Voting Agreement dated May 22, 1996 between Chevron U.S.A. Inc. and Bruce M. Withers.

The following is a list of material details in which such agreements differ from
Exhibit 10.42:

      1. The Voting Agreement is among Chevron U.S.A. Inc. and a stockholder of NGC Corporation. Therefore the party relating to the stockholder is different for each Voting Agreement as is the number of shares in which each stockholder owns.